Exhibit 5.1
GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
850 WINTER STREET
WALTHAM, MASSACHUSETTS 02451
November 17, 2010
Synchronoss Technologies, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel for Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 3,775,000 shares by the Company and the sale of up to 483,042 shares by certain selling stockholders of Common Stock, $.001 par value per share (the “Common Stock”), of the Company, all of which are authorized shares to be offered and sold by the Company and the selling stockholders, respectively, (the “Shares”) (including 638,706 Shares to be sold by the Company subject to the underwriters’ over-allotment option), pursuant to the Registration Statement on Form S-3 (Registration No. 333-164619), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), and related prospectus, dated March 10, 2010, as supplemented by the prospectus supplement dated November 17, 2010 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).
We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company and the selling stockholders in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.
This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement, and the supplement thereto.
Very truly yours,
/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP